EXHIBIT 99.1

Responsys Announces Fourth Quarter and Fiscal 2012 Results

  Total fourth quarter revenue increases 20% to $44.7 million compared to a year ago
  Delivers non-GAAP EPS of $0.07 in the fourth quarter of 2012
  Announces 2013 annual revenue guidance of $188-$192 million
  Announces first quarter 2013 revenue guidance of $43-45 million

SAN BRUNO, Calif., Feb. 20, 2013 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended December 31, 2012.

For the fourth quarter of 2012, total revenue increased 19.9% to $44.7 million, up from $37.2 million in the fourth quarter of 2011.

Subscription revenue for the fourth quarter of 2012 was $30.3 million, up 13.2% as compared to $26.7 million in the fourth quarter of 2011. Professional services revenue was $14.4 million, up 37.2% as compared to $10.5 million in the fourth quarter of 2011.

GAAP net income for the fourth quarters of 2012 and 2011 were both $2.0 million. Similarly, net income per share attributable to common stockholders in the fourth quarters of 2012 and 2011 were both $0.04 per share on a diluted basis.

"Our strong fourth quarter financial results reflect our success in helping brands transform the way they interact and build relationships with their customers across the digital channels," said Dan Springer, Chairman and Chief Executive Officer of Responsys. "As digital marketers shift away from mass marketing to creating individualized experiences for each customer, we're poised to lead the market with the industry's only interaction management platform that puts the customer first, not the campaign."

For the year ended December 31, 2012, total revenue increased 20.7% to $162.8 million, up from $134.9 million for the year ended December 31, 2011.

Subscription revenue for the year 2012 was $113.4 million, up 20.0% as compared to $94.5 million in 2011. Professional services revenue for the year was $49.5 million, up 22.3% as compared to $40.4 million in 2011.

GAAP net income for 2012 was $7.6 million. This compares to GAAP net income of $8.0 million for 2011. Net income per share attributable to common stockholders in 2012 was $0.14 per share on a diluted basis, as compared to $0.12 in 2011. Both periods included a $2.2 million gain from acquisitions.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, gain on acquisitions, and related income tax effects, as applicable.

Non-GAAP net income for the fourth quarter of 2012 was $3.7 million, or $0.07 per diluted share as compared to $3.3 million, or $0.06 per share on a non-GAAP diluted basis1, for the fourth quarter of 2011.

Non-GAAP net income for the year ended December 31, 2012 was $11.6 million, or $0.22 per diluted share as compared to $11.0 million, or $0.21 per share on a non-GAAP diluted basis1, for the year ended December 31, 2011.

A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

Business Outlook

Based on information available as of February 20, 2013, Responsys is issuing guidance for the first quarter of 2013 and fiscal 2013 as follows:

Fiscal 2013 revenue is expected to be in the range of $188-192 million. Non-GAAP net income is expected to be approximately $0.16 to $0.18 per diluted share.

Non-GAAP net income for the full year excludes an estimated $1.8 million in amortization of acquired intangibles and an estimated $12.5 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 54 million.

For the first quarter of 2013, the Company expects revenue to be in the range of $43-$45 million. Non-GAAP net income is expected to be approximately $0.05 per diluted share. Non-GAAP net income for the quarter excludes an estimated $0.7 million in amortization of acquired intangibles and an estimated $2.9 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.6 million.

Non-GAAP net income for the first quarter and fiscal year 2013 assumes an effective non-GAAP tax rate of 33% and 35%, respectively.

Conference Call Information for Today, Wednesday, February 20, 2013

Responsys will host a conference call to discuss the results at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time today. The conference call will be hosted by Dan Springer, Chief Executive Officer, and Chris Paul, Chief Financial Officer. To access the call from the U.S., please dial (877) 303-9139 or (760) 536-5195 from outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until February 23, 2013 by calling (855) 859-2056, or (404) 537-3406 from outside the U.S., using conference ID 93575333. The replay will also be available on our website at http://investors.responsys.com.

About Responsys

Responsys is a leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today -- email, mobile, social, the web and display. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: Southwest Airlines, LinkedIn, LEGO, Orbitz, United Airlines, Dollar Thrifty, Newegg, Qantas, Avis Europe, Deutsche Lufthansa, UnitedHealthcare and American Family Mutual Insurance Company. For more information about Responsys, visit responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, gain on the acquisitions, and related tax effects. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions, particularly in emerging channels, is at an early stage of development and may not develop as rapidly as we anticipate; outages, which can affect customer satisfaction or result in reduced revenues; security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; the level of hiring and equity award activity, which will affect the level of stock-based compensation expense; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1 Non-GAAP net income per share attributable to common stockholders was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding for the twelve months ended December 31, 2011 was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Consolidated Balance Sheets
(in thousands)
	As of December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 106,656	$ 73,456
Short-term investments	–	21,300
Accounts receivable, net	28,065	20,706
Deferred taxes – current	5,997	5,393
Prepaid expenses and other current assets	2,803	3,599
Total current assets	143,521	124,454
Property and equipment – net	18,426	14,663
Goodwill	17,335	14,048
Intangible assets – net	2,925	3,386
Deferred taxes – noncurrent	4,100	5,748
Other assets	2,458	938
Total assets	$ 188,765	$ 163,237

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 3,363	$ 1,739
Accrued compensation	8,014	6,916
Other accrued liabilities	4,432	2,914
Capital lease obligations – current	896	879
Deferred revenue – current	8,072	7,387
Total current liabilities	24,777	19,835
Capital lease obligations – noncurrent	228	1,154
Deferred taxes – noncurrent	482	691
Deferred revenue – noncurrent	407	323
Other long-term liabilities	4,461	977
Total liabilities	30,355	22,980
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	165,423	155,428
Accumulated deficit	(7,212)	(14,794)
Accumulated other comprehensive income (loss)	194	(382)
Total stockholders' equity	158,410	140,257
Total liabilities and stockholders' equity	$ 188,765	$ 163,237

Responsys, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenue:
Subscription	$ 30,250	$ 26,734	$ 113,363	$ 94,501
Professional services	14,423	10,510	49,461	40,438
Total revenue	44,673	37,244	162,824	134,939

Cost of revenue:
Subscription	8,971	7,633	32,672	27,918
Professional services	11,043	9,901	42,727	36,747
Total cost of revenue	20,014	17,534	75,399	64,665
Gross profit	24,659	19,710	87,425	70,274

Operating expenses:
Research and development	3,504	3,557	15,224	13,544
Sales and marketing	12,823	9,637	45,544	33,300
General and administrative	4,826	3,181	17,679	11,463
Gain on acquisition	–	–	(2,233)	(2,220)
Total operating expenses	21,153	16,375	76,214	56,087
Operating income	3,506	3,335	11,211	14,187
Other income (expense), net	(126)	(70)	(285)	(268)
Income before income taxes	3,380	3,265	10,926	13,919
Provision for income taxes	(1,378)	(1,269)	(3,380)	(5,824)
Equity in net income (loss) of unconsolidated affiliates	–	(34)	36	(124)
Net income	$ 2,002	$ 1,962	$ 7,582	$ 7,971

Net income attributable to common stockholders:
Basic	$ 2,002	$ 1,962	$ 7,582	$ 5,019
Diluted	$ 2,002	$ 1,962	$ 7,582	$ 5,190

Net income per share attributable to common stockholders:
Basic	$ 0.04	$ 0.04	$ 0.16	$ 0.14
Diluted	$ 0.04	$ 0.04	$ 0.14	$ 0.12

Shares used in computation of net income per share attributable to common stockholders:
Basic	48,829	47,452	48,355	35,278
Diluted	53,170	53,424	53,087	41,734

Responsys, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Gross profit:
GAAP gross profit
Subscription	$ 21,279	$ 19,101	$ 80,691	$ 66,583
Professional services	3,380	609	6,734	3,691
Total GAAP gross profit	24,659	19,710	87,425	70,274
Add back:
Stock-based compensation:
Subscription	185	121	662	381
Professional services	286	219	982	623
Total non-GAAP gross profit	$ 25,130	$ 20,050	$ 89,069	$ 71,278

Operating income:
GAAP operating income	$ 3,506	$ 3,335	$ 11,211	$ 14,187
Add back:
Amortization of intangible assets	787	569	2,693	2,325
Stock-based compensation	1,759	1,292	6,428	3,713
Deduct:
Gain on acquisition	--	--	(2,233)	(2,220)
Total non-GAAP operating income	$ 6,052	$ 5,196	$ 18,099	$ 18,005

Income before income taxes:
GAAP income before income taxes	$ 3,380	$ 3,265	$ 10,926	$ 13,919
Add back:
Amortization of intangible assets	787	569	2,693	2,325
Stock-based compensation	1,759	1,292	6,428	3,713
Deduct:
Gain on acquisition	–	–	(2,233)	(2,220)
Total non-GAAP income before taxes	$ 5,926	$ 5,126	$ 17,814	$ 17,737

Provision for income taxes:
GAAP provision for income taxes	$ (1,378)	$ (1,269)	$ (3,380)	$ (5,824)
Tax effect from:
Amortization of intangible assets	(238)	(178)	(822)	(723)
Stock-based compensation	(561)	(387)	(2,016)	(939)
Fair value adjustment for call and put options related to Eservices	--	--	--	--
Gain on acquisition	--	--	--	888
Total non-GAAP provision for income taxes	$ (2,177)	$ (1,834)	$ (6,218)	$ (6,598)

Net income:
GAAP net income	$ 2,002	$ 1,962	$ 7,582	$ 7,971
Add back:
Amortization of intangible assets	787	569	2,693	2,325
Stock-based compensation	1,759	1,292	6,428	3,713
Deduct:
Fair value adjustment for call and put options related to Eservices
Gain on acquisition	–	–	(2,233)	(2,220)
Income tax effect of non-GAAP items	(799)	(565)	(2,838)	(774)
Total non-GAAP net income	$ 3,749	$ 3,258	$ 11,632	$ 11,015

Non-GAAP net income per share[1]:
Basic	$ 0.08	$ 0.07	$ 0.24	$ 0.25
Diluted	$ 0.07	$ 0.06	$ 0.22	$ 0.21

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average shares used in computing basic net income per common share	48,829	47,452	48,355	35,278
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	–	(20,574)
Conversion of preferred shares	–	–	–	30,159
Weighted-average shares used in calculating non-GAAP basic net income per share	48,829	47,452	48,355	44,863

Diluted shares:
Weighted-average shares used in computing diluted net income per common share	53,170	53,424	53,087	41,734
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	–	–	(20,574)
Conversion of preferred shares	–	–	–	30,159
Weighted-average shares used in calculating non-GAAP diluted net income per share	53,170	53,424	53,087	51,319

Responsys, Inc.
Stock-Based Compensation Expense
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$ 471	$ 340	$ 1,644	$ 1,004
Research and development	198	208	914	610
Sales and marketing	508	317	1,785	861
General and administrative	582	427	2,085	1,238
Total	$ 1,759	$ 1,292	$ 6,428	$ 3,713

Responsys, Inc.
Consolidated Cash Flow
(in thousands)

	Year Ended December 31,
	2012	2011

Cash flows from operating activities:
Net income	$ 7,582	$ 7,971
Adjustments to reconcile net income to net cash provided by operating activities:	--
Benefit (provision) for bad debts	148	(79)
Depreciation and amortization	10,884	9,669
Stock-based compensation	6,428	3,713
Gain on acquisition	(2,233)	(2,220)
Net change in call and put options	--	--
Deferred taxes	365	4,375
Excess tax benefits from stock-based compensation	(1,880)	(1,387)
Equity in net (income) loss of unconsolidated affiliates	(36)	124
Other	190	88
Changes in operating assets and liabilities - net of business acquired:	--
Accounts receivable	(7,236)	(491)
Prepaid expenses and other current assets	835	(307)
Other assets	224	(668)
Accounts payable	1,520	(116)
Accrued compensation	917	2,874
Other accrued liabilities	3,245	1,069
Deferred revenue	684	(1,699)
Other long-term liabilities	1,978	84
Net cash provided by operating activities	23,615	23,000

Cash flows from investing activities:
Purchases of property and equipment	(10,457)	(7,535)
Addition of capitalized software development costs	(1,366)	(439)
Business acquisition, net of cash received	(614)	(6,101)
Purchase of short-term investments	(4,007)	(24,131)
Redemption of short-term investments	25,177	2,750
Purchase of equity interest	(1,772)	--
Investment in unconsolidated affiliate	--	(381)
Net cash provided by (used in) investing activities	6,961	(35,837)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,513	1,189
Proceeds from initial public offering	--	72,182
Proceeds from early-exercised stock options	3	153
Repurchase of common stock	--	--
Payments of offering costs	--	(1,674)
Principal payments on capital lease obligations	(879)	(752)
Excess tax benefits from stock-based compensation	1,880	1,387
Net cash provided by financing activities	2,517	72,485
Effect of foreign exchange rate changes on cash and cash equivalents	107	(76)
Net increase in cash and cash equivalents	33,200	59,572
Cash and cash equivalents at beginning of period	73,456	13,884
Cash and cash equivalents at end of period	$ 106,656	$ 73,456

CONTACT: Carla Cooper
         (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com